Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, CFO
(630) 875-7283
TRADED:	Nasdaq		Steven H. Shapiro
SYMBOL:	FMBI		EVP, Corporate Secretary
(630) 875-7345
FIRST MIDWEST REPORTS FIRST QUARTER RESULTS: 1ST QUARTER UP 6.7%
1st QUARTER 2003 HIGHLIGHTS:
	*	EPS Increased 6.7% to $.48 vs. $.45 Last Year
	*	Significant Branch Acquisition Announced
	*	ROAA of 1.53% vs. 1.55% Last Year
	*	Continued Sound Asset Quality

ITASCA, IL, APRIL 23, 2003 - First Midwest Bancorp, Inc. ("First Midwest") (Nasdaq: FMBI) today reported that net income for first quarter ended March 31, 2003 increased by 6.7% on a per diluted share basis to $22.7 million, or $.48 per diluted share, as compared to 2002's first quarter of $22.1 million, or $.45 per diluted share. Performance for first quarter 2003 resulted in an annualized return on average assets of 1.53%, as compared to 1.55% for first quarter 2002, and an annualized return on average equity of 18.4%, as compared to 19.4% for first quarter 2002.

"We are very pleased with the first quarter results given the tenuous state of the economy," First Midwest President and Chief Executive Officer John O'Meara stated. "First Midwest's asset quality remains solid, its loan growth has been steady, particularly in our commercial platform, and its operating costs remain tightly controlled."

"We expect 2003 to be challenging, given the absolute low level of interest rates, uncertain economic and market conditions, and investor concerns regarding the pace and timing of economic recovery,"

O'Meara stated. "Continued earnings growth should be reliant upon maintaining favorable trends in asset generation, funding mix, asset quality, fee growth and expense management. We remain optimistic about our 2003 prospects and are comfortable with the mid-single digit growth in earnings per diluted share implicit in the current 2003 analyst consensus estimate, qualified by existent uncertainties, consequences and unfolding events, as well as unknown factors that could negatively affect performance."

Branch Acquisition

Amplifying the news communicated in an April 15, 2003 press release, President and Chief Executive Officer John O'Meara announced aggressive development plans for the new approximately $114 million deposit branch to be acquired from The Northern Trust Company in an anticipated June closing. "The branch's location at the threshold of the expansive O'Hare International Airport market makes it an ideal site for commercial, trust and retail business expansion," he commented. "We intend to leverage our existing business relationships in this important marketplace with the deposit and loan relationships acquired from The Northern Trust Company. The branch's strategic placement provides an ideal location to consolidate our Commercial Real Estate Division to better serve this important client segment representing more than $1.4 billion in outstanding loans. The more than 6,200 commercial businesses located within a three mile radius of the new branch represent an enormous business development opportunity for First Midwest," he continued. Final financial terms of the transaction will be forthcoming following the closing in June.

Net Interest Margin

Net interest income was $52.1 million for first quarter 2003, as compared to $54.2 million for 2002's first quarter, a decrease of 3.9%. Net interest margin for first quarter 2003 was 4.06%, down from 4.32% for first quarter 2002 and 4.10% for fourth quarter 2002. Margin contraction resulted from the repricing of earning assets in the low interest rate environment and the acceleration of cash flows due to refinance related prepayments on mortgage-backed securities. The full benefit of the Federal Reserve's 50 basis points rate cut in November 2002 was realized in first quarter 2003 and helped offset margin contraction from fourth quarter 2002.

Interest margin performance is a major determinant of future earnings dynamics. Acknowledging the forty-year lows in interest rates and the negative impacts of accelerated prepayment speeds on higher coupon assets, First Midwest may elect to reduce its exposure to longer-term assets through both outright security sales and shorter duration reinvestments. The effect of this approach may well see security gains being used to fund temporary margin give up while First Midwest waits for interest rates to approximate historical spreads. Extensive analysis of strategies of this nature are ongoing and embrace both net interest income and economic value of equity risk metrics. The timing of decisions should be finalized in the second and third quarters. First Midwest has significant flexibility in its securities portfolio to execute this type of strategy.

Loan Growth and Funding

First Midwest's total loans at March 31, 2003 were 1.9% higher than at March 31, 2002. All loan categories experienced growth, except 1-4 family real estate and indirect lending. On a linked-quarter basis, total loans increased 1.0%, as growth in commercial and real estate construction lending offset decreases in commercial real estate, 1-4 family real estate, direct consumer and indirect lending. Commercial loan growth remained solid, as commercial loans outstanding as of March 31, 2003 increased by 4.3% and 9.6% as compared to December 31, 2002 and March 31, 2002, respectively.

Total average deposits for first quarter 2003 were essentially unchanged from the prior year's like quarter and declined 1.8% on a linked-quarter basis. The mix of average deposits, however, has changed from first quarter 2002. Reflecting customer liquidity preferences and targeted pricing, average core transactional balances (demand, savings, money market and NOW accounts) grew $110.9 million, or 4.6%, from the prior year's like quarter, while average time deposits decreased by $110.1 million for the comparable periods. Pricing is likely to continue to encourage core deposit growth in the longer duration instruments consistent with our outlook for higher interest rates in the future.

Noninterest Income and Expense

Total noninterest income for first quarter 2003 was $17.8 million, representing an increase of $1.6 million, or 10.0%, as compared to first quarter 2002. First quarter 2003 income included the nonrecurring receipt of $1.2 million from the settlement of litigation initiated by First Midwest in 1998. After recouping the expenses associated with the litigation, the net proceeds of $750,000 were used to fund a contribution to First Midwest Charitable Foundation (the "Foundation"). The Foundation was formed in December 2002 and concentrates on serving charitable organizations within the communities served by First Midwest.

Excluding the litigation proceeds of $1.2 million, the increase in noninterest income as compared to first quarter 2002 resulted from continued improvement in fee income derived from service charges on deposit accounts and mortgage origination commissions. The increase was partially offset by lower income from market sensitive revenue streams, such as trust, investment product sales, and corporate owned life insurance.

Total noninterest expense for first quarter 2003 was $36.8 million, representing an increase of $1.2 million, or 3.4%, as compared to first quarter 2002. First quarter 2003 expenses included the previously described contribution to the Foundation of $750,000.

The efficiency ratio was 49.2% for first quarter 2003, as compared to 47.3% for 2002's like quarter. The increase resulted primarily from the impact of lower top line revenue performance due to lower levels of net interest income.

Credit Quality

Despite the weaker economy and contrary to the well-publicized credit problems within the industry, First Midwest's level of overall credit quality at the end of first quarter 2003 remained solid. Nonperforming loans at March 31, 2003 represented .40% of loans, up slightly from the historically low level of .37% at December 31, 2002. Nonperforming assets totaled $17.6 million at March 31, 2003 and approximated the level of $18.0 million existent at December 31, 2002. Loans past due 90 days and still accruing totaled $7.5 million at March 31, 2003, up from a record low level of $3.3 million as of December 31, 2002. This increase was primarily due to a single credit that is the subject of rigorous remediation efforts by First Midwest.

Net charge-offs for first quarter 2003 were .29% of average loans as compared to .61% for first quarter 2002. Provisions for loan losses fully covered net charge-offs, resulting in the ratio of the reserve for loan losses to total loans as of March 31, 2003 being maintained at 1.40% and approximating the level as of year end 2002. Importantly, the reserve for loan losses at March 31, 2003 represented 353% of nonperforming loans. First Midwest continues to have virtually no credit exposure to such high profile sectors as energy, cable, telecommunications and airlines. Participations in either shared national credits or syndicated loans represent negligible portions of overall credit outstandings.

Capital Management

First Midwest continued to repurchase its common stock during first quarter 2003 with 667,000 shares being repurchased at an average price of approximately $26.05 per share funded by cash on hand. As of March 31, 2003, approximately 1.7 million shares remained under First Midwest's existing repurchase authorization.

As of March 31, 2003 First Midwest's Total Risk Based Capital and Tier 1 Risk Based Capital ratios were 11.0% and 10.0%, respectively, exceeding the minimum "well capitalized" levels for regulatory purposes of 10.0% and 6.0%, respectively. First Midwest's Tier 1 Leverage Ratio as of such date was 7.4% again exceeding the regulatory minimum range of 3.0% - 5.0% required to be considered a "well capitalized" institution.

About the Company

With assets of over $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago bank holding company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2002 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2003

Operating Highlights	Quarters Ended
Unaudited	March 31,
(Amounts in thousands except per share data)	2003		2002

Net income	$22,730		$22,071
Diluted earnings per share	$0.48		$0.45
Return on average equity	18.39%		19.39%
Return on average assets	1.53%		1.55%
Net interest margin	4.06%		4.32%
Efficiency ratio	49.16%		47.26%

Balance Sheet Highlights
Unaudited
(Amounts in thousands except per share data)	Mar. 31, 2003		Mar. 31, 2002
Total assets	$6,050,593		$5,842,789
Total loans	3,439,281		3,373,742
Total deposits	4,195,468		4,170,178
Stockholder's equity	492,822		446,823
Book value per share	$10.58		$9.21
Period end shares outstanding	46,582		48,534

Stock Performance Data	Quarters Ended
Unaudited	March 31,
	2003		2002
Market Price:
Quarter End	$25.81		$29.04
High	$28.12		$29.81
Low	$24.89		$27.01

Quarter end price to book value	2.4	x	3.2	x
Quarter end price to consensus estimated 2003 earnings	13.1	x	N/A
Dividends declared per share	$0.19		$0.17

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2003

Condensed Consolidated Statements of Condition
Unaudited (1)	March 31,
(Amounts in thousands)	2003	2002

Assets
Cash and due from banks	$161,094	$182,559
Funds sold and other short-term investments	19,035	19,650
Securities available for sale	2,057,684	1,907,294
Securities held to maturity, at amortized cost	114,265	96,956
Loans	3,439,281	3,373,742
Reserve for loan losses	(48,020)	(47,774)
Net loans	3,391,261	3,325,968
Premises, furniture and equipment	81,312	81,625
Investment in corporate owned life insurance	142,658	136,819
Accrued interest receivable and other assets	83,284	91,918
Total assets	$6,050,593	$5,842,789
Liabilities and Stockholders' Equity
Deposits	$4,195,468	$4,170,178
Borrowed funds	1,277,895	1,174,370
Accrued interest payable and other liabilities	84,408	51,418
Total liabilities	5,557,771	5,395,966
Common stock	569	569
Additional paid-in capital	70,418	72,500
Retained earnings	608,055	551,400
Accumulated other comprehensive income	43,239	(1,129)
Treasury stock, at cost	(229,459)	(176,517)
Total stockholders' equity	492,822	446,823
Total liabilities and stockholders' equity	$6,050,593	$5,842,789

(1) While unaudited, the Condensed Consolidated Statements of Condition have been prepared in accordance with accounting principles generally accepted in the United States and, as of March 31, 2002, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended March 31, 2003.

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2003

Condensed Consolidated Statements of Income	Quarters Ended
Unaudited (1)	March 31,
(Amounts in thousands except per share data)	2003	2002

Interest Income
Loans	$51,196	$56,937
Securities	23,120	26,844
Other	249	162
Total interest income	74,565	83,943
Interest Expense
Deposits	15,169	22,616
Borrowed funds	7,255	7,080
Total interest expense	22,424	29,696
Net interest income	52,141	54,247
Provision for Loan Losses	2,530	5,055
Net interest income after provision for loan losses	49,611	49,192
Noninterest Income
Service charges on deposit accounts	6,281	5,756
Trust and investment management fees	2,553	2,708
Other service charges, commissions, and fees	4,545	4,293
Corporate owned life insurance income	1,296	1,698
Securities gains, net	66	--
Other	3,023	1,687
Total noninterest income	17,764	16,142
Noninterest Expense
Salaries and employee benefits	20,012	19,559
Occupancy expenses	3,679	3,515
Equipment expenses	1,912	1,882
Technology and related costs	2,331	2,466
Other	8,904	8,214
Total noninterest expense	36,838	35,636
Income before taxes	30,537	29,698
Income tax expense	7,807	7,627
Net Income	$22,730	$22,071
Diluted Earnings Per Share	$0.48	$0.45
Dividends Declared Per Share	$0.19	$0.17
Weighted Average Diluted Shares Outstanding	47,229	49,047

  While unaudited, the Condensed Consolidated Statements of Income have been prepared in accordance with accounting principles generally accepted in the United States and, for the quarter ended March 31, 2002, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent external auditor, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended March 31, 2003.

First Midwest Bancorp, Inc.	Press Release Dated April 23, 2003

Selected Quarterly Data
Unaudited		Quarters Ended
(Amounts in thousands except per share data)	3/31/03	12/31/02	9/30/02	6/30/02	3/31/02
Net interest income	$52,141	$52,753	$55,458	$56,296	$54,247
Provision for loan losses	2,530	4,235	3,020	3,100	5,055
Noninterest income	17,764	17,578	16,889	16,382	16,142
Noninterest expense	36,838	35,696	38,106	38,614	35,636
Net income	22,730	22,466	22,679	22,934	22,071
Diluted earnings per share	$0.48	$0.47	$0.47	$0.47	$0.45
Return on average equity	18.39%	17.92%	18.46%	19.60%	19.39%
Return on average assets	1.53%	1.49%	1.50%	1.57%	1.55%
Net interest margin	4.06%	4.10%	4.26%	4.43%	4.32%
Efficiency ratio	49.16%	47.24%	49.08%	49.15%	47.26%

Period end shares outstanding	46,582	47,206	47,616	48,165	48,534
Book value per share	$10.58	$10.42	$10.44	$9.91	$9.21
Dividends declared per share	$0.19	$0.19	$0.17	$0.17	$0.17

Asset Quality
Unaudited	Quarters Ended
(Amounts in thousands)	3/31/03	12/ 31/02	9/30/02	6/30/02	3/31/02
Nonperforming loans	$13,596	$12,525	$9,988	$11,879	$15,277
Foreclosed real estate	4,044	5,496	2,972	4,582	4,289
Loans past due 90 days and still accruing	7,497	3,307	9,820	3,564	4,739
Nonperforming loans to loans	0.40%	0.37%	0.29%	0.35%	0.45%
Nonperforming assets to loans plus foreclosed real estate	0.51%	0.53%	0.38%	0.48%	0.58%
Reserve for loan losses to loans	1.40%	1.41%	1.41%	1.41%	1.42%
Reserve for loan losses to nonperforming loans	353%	383%	480%	403%	313%
Provision for loan losses	$2,530	$4,235	$3,020	$3,100	$5,055
Net loan charge-offs	2,439	4,225	2,919	3,056	5,026
Net loan charge-offs to average loans	0.29%	0.49%	0.34%	0.36%	0.61%